Exhibit 99.1

United Rentals, Inc.
100 First Stamford Place
Suite 700
Stamford, CT 06902
tel:203 622-3131
fax:203 622-6080

unitedrentals.com

United Rentals Announces Proposed Private Offering of $1.1 Billion of Senior Notes due 2034

STAMFORD, Conn. – March 7, 2024 – United Rentals, Inc. (NYSE: URI) (“URI”) today announced that its subsidiary, United Rentals (North America), Inc. (“URNA”), is offering $1.1 billion principal amount of Senior Notes due 2034 (the “Notes”) in a private offering.

URNA’s obligations under the Notes will be guaranteed on a senior unsecured basis by URI and certain of URNA’s domestic subsidiaries.

Aggregate net proceeds from the sale of the Notes are expected to be approximately $1.090 billion after initial purchasers’ discounts and commissions and payments of estimated fees and expenses. URNA expects to use the net proceeds from its offering of the Notes, together with borrowings under URNA’s senior secured asset-based revolving credit facility, to finance the acquisition of Yak Access, LLC (“Yak”) and to pay related fees and expenses.

URNA is offering the Notes (and the related guarantees) pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or under any state securities laws. Therefore, the Notes may not be offered or sold within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

This news release is not intended to be a recommendation to buy, sell or hold securities and does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No assurance can be made that the offering of Notes will be consummated on its proposed terms or at all.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion of the proposed acquisition, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as (1) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (2) problems that may arise in successfully integrating the businesses of United Rentals and Yak, including, without limitation, problems associated with the potential loss of any key employees of Yak; (3) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we failed to discover during the due diligence investigation of Yak or that are not covered by insurance, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (4) our business may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or line of business in which we have no or limited experience; (5) we may not achieve the benefits we expect from the transaction, including with respect to revenue, earnings and free cash flow, the matting business and the industries we are targeting may not experience the growth or levels of investment we expect, we may not be able to realize expected tax benefits, and we may not be able to achieve anticipated synergies; and (6) the industry may be subject to future risks that are described in the “Risk Factors” sections of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” sections of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,504 rental locations in North America, 38 in Europe, 23 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 26,300 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,800 classes of equipment for rent with a total original cost of $20.66 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn.

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Contact:

Elizabeth Grenfell
Vice President, Investor Relations

O: (203) 618-7125
investors@ur.com

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